EXHIBIT 5.1


                                             June 28, 2001

EXFO ELECTRO-OPTICAL ENGINEERING INC./
EXFO INGENIERIE ELECTRO-OPTIQUE INC.
465 Godin Avenue
Vanier (Quebec) Canada
G1M 3G7


RE:  REGISTRATION STATEMENT ON FORM S-8
     EXFO ELECTRO-OPTICAL ENGINEERING INC./EXFO INGENIERIE ELECTRO-OPTIQUE INC.
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Ladies and Gentlemen:

We have acted as counsel for the Corporation in connection with the preparation and filing of a registration statement on Form S-8 ("Registration Statement") under the SECURITIES ACT of 1933, as amended ("SECURITIES ACT"), which the Corporation is filing with the Securities and Exchange Commission with respect to the following shares:

1. 4,470,961 Subordinate Voting Shares which may be issued upon the exercise of options granted and to be granted pursuant to the Corporation's Stock Option Plan (the "Option Shares");

2. 707,264 Subordinate Voting Shares issued by the Corporation to its shareholders pursuant to the Corporation Share Plan (the "Plan Shares");

3. 50,000 Subordinate Voting Shares which may be issued upon the terms of the Directors' Compensation Plan of the Corporation (the "Compensation Shares"); and

4. 360,000 Subordinate Voting Shares which may be issued upon the terms and the Restricted Stock Award Plan of the Corporation (the "Award Shares").

We have examined the Registration Statement and such documents and records of the Corporation and other documents as we have deemed necessary for the purpose of this opinion. We have assumed, with your permission and without independent investigation, (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or facsimile copies, and the authenticity of the originals of such copies, (ii) the accuracy of the factual representations made to us by officers and other representatives of the Corporation, whether evidenced by certificates or otherwise, (iii) the identity and capacity of all individuals acting or purporting to act as public officials, and (iv) that all actions contemplated by the Registration Statement have been and will be carried out only in the manner described therein.

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Based upon the foregoing, it is our opinion that, pursuant to the CANADA
BUSINESS CORPORATIONS ACT:

1. The Option Shares will constitute, when issued upon the exercise of the options referred to in item 1 above, according to their terms, and when the consideration therefor is paid, Subordinate Voting Shares, without nominal value, of the share capital of the Corporation, validly issued and outstanding as fully paid and non-assessable.

2. The Plan Shares constitute Subordinate Voting Shares, without nominal value, of the share capital of the Corporation validly issued and outstanding as fully paid and non assessable.

3. The Compensation Shares will constitute, when issued upon the terms of the Directors' Compensation Plan of the Corporation, Subordinate Voting Shares, without nominal value, of the share capital of the Corporation validly issued and outstanding as fully paid and non-assessable.

4. The Award Shares will constitute, when issued the upon terms of the Restricted Stock Award Plan of the Corporation, Subordinate Voting Shares, without nominal value, of the share capital of the Corporation validly issued and outstanding as fully paid and non-assessable.

In rendering this opinion we express no opinion as to the laws of any jurisdiction other than the laws of the Province of Quebec and the federal laws of Canada applicable therein. This opinion is provided exclusively for your benefit and may not be relied on by any other person without our express written consent.

We hereby consent to the filing or this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matter" in the prospectus to be distributed to participating employees as required by Rule 428 (6) (1) under the SECURITIES ACT. In giving such consent, we do not admit that we are "Experts" under the SECURITIES ACT.

Very truly yours,


/s/ Fasken Martineau DuMoulin LLP


FASKEN MARTINEAU DuMOULIN LLP


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